Exhibit 4.1

This LOAN AND SECURITY AGREEMENT is entered into as of October 10, 2005, by and between Lawrence Lacerte ("Lender") and Citadel Security Software Inc. ("Borrower").

                                    RECITALS
                                    --------

Borrower wishes to obtain a loan from Lender, and Lender desires to extend credit to Borrower. This Agreement sets forth the terms on which Lender will advance credit to Borrower, and Borrower will repay the amounts owing to Lender.

                                    AGREEMENT
                                    ---------

The parties agree as follows:

     1.     DEFINITIONS AND CONSTRUCTION.
            ----------------------------

          1.1     Definitions.  As used in this Agreement, all capitalized terms
                  -----------
shall  have  the  definitions set forth on Exhibit A.  Any term used in the Code
                                           ---------
and  not  defined  herein  shall have the meaning given to the term in the Code.

          1.2     Accounting  Terms.  Any  accounting  term  not  specifically
                  -----------------
defined  on  Exhibit  A  shall  be  construed  in  accordance  with GAAP and all
             ----------
calculations shall be made in accordance with GAAP. The term "financial statements" shall include the accompanying notes and schedules.

     2.     LOAN AND TERMS OF PAYMENT.
            -------------------------

          2.1     Credit Extensions.
                  -----------------

               (a)     Promise  to  Pay.  Borrower promises to pay to Lender, in
                       ----------------
lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Lender to Borrower, together with interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

               (b)     Advance.
                       -------

                    (i) Subject to and upon the terms and conditions of this Agreement, Lender agrees to make an advance (the "Advance") to Borrower in the amount of Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000).

                    (ii) Interest shall accrue from the date of the Advance at the rate specified in Section 2.3(a), and shall be payable in accordance with
Section 2.2(c). The Advance, plus all accrued unpaid interest, shall be due and payable on October 10, 2007. Borrower may prepay the Advance without penalty; provided, however that Borrower shall pay a premium equal to five percent (5%) of the outstanding principal amount of the Advance upon repayment prior to the due date. In addition, in connection with any Change in Control, Lender shall have the option to require the repayment of the Advance plus all accrued and unpaid interest, plus a premium equal to five percent (5%) of the outstanding principal amount of the Advance, or to permit the Advance to remain outstanding if assumed by the acquiring entity.

          2.2     Interest Rate, Payments, and Calculations.
                  -----------------------------------------

               (a)     Interest  Rate.  The  Advance shall bear interest, on the
                       --------------
outstanding daily balance thereof, at a rate equal to twelve percent (12%) per annum.

               (b)     Late  Fee;  Default  Rate.  If  any  payment  is not made
                       -------------------------
within 10 days after the date such payment is due, Borrower shall pay Lender a late fee equal to the lesser of (i) 5% of the amount of such unpaid amount or
(ii) the maximum amount permitted to be charged under applicable law. All Obligations shall bear


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Loan and Security Agreement          Page 1
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Exhibit 4.1

interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

               (c)     Payments.  Interest hereunder shall be due and payable on
                       --------
the first calendar day of each quarter during the term hereof (each January 1, April 1, July 1 and October 1). Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

               (d)     Computation.  All  interest  chargeable  under  the  Loan
                       -----------
Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

               (e)     Limitation  on  Interest.  Borrower  and Lender intend to
                       ------------------------
contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to provide for interest in excess of the maximum amount of interest permitted to be charged by applicable usury law from time to time in effect. If, notwithstanding the foregoing, any amount constituting interest is nonetheless charged or collected in excess of the maximum amount of interest permitted to be charged by applicable usury law from time to time in effect, then such excess shall, at the option of the payee thereof, be credited on the amount of the obligations owed to such payee or refunded by such payee to the payor thereof.

          2.3     Crediting  Payments.  Prior  to the occurrence and continuance
                  -------------------
of an Event of Default, Lender shall credit a wire transfer of funds, check or other item of payment to such Obligation as Borrower specifies. After the occurrence and during the continuance of an Event of Default, the receipt by Lender of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Lender after 12:00 noon Central time shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day. Whenever any payment to Lender under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

          2.4     Fees.  Borrower  shall  pay  to  Lender  a  one  percent  (1%)
                  ----
origination  fee  on  the  Closing  Date.

          2.5     Term.  This  Agreement  shall  become effective on the Closing
                  ----
Date and, subject to Section 8.7, shall continue in full force and effect for so long as any Obligations remain outstanding.

     3.     CONDITIONS OF LOANS.
            -------------------

          3.1     Conditions  Precedent to Advance.  The obligation of Lender to
                  --------------------------------
make the Advance is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Lender, the following:

               (a)     this Agreement;

               (b) an officer's certificate of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

               (c)     a financing statement (Form UCC-1);

               (d)     an intellectual property security agreement;

               (e)     payment of the fees then due specified in Section 2.4;


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Loan and Security Agreement          Page 2
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Exhibit 4.1

               (f) such other documents or certificates, and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

     4.     CREATION OF SECURITY INTEREST.
            -----------------------------

          4.1     Grant  of  Security  Interest.  Borrower grants and pledges to
                  -----------------------------
Lender a continuing security interest in the Collateral to secure prompt repayment of any and all Obligations and to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except for Permitted Liens, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will, when properly perfected and recorded with state and/or federal agencies as appropriate, constitute a valid, first priority security interest in later-acquired Collateral. Notwithstanding any termination, Lender's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

          4.2     Perfection  of  Security Interest.  Borrower authorizes Lender
                  ---------------------------------
to file at any time financing statements, continuation statements, and amendments thereto that describe the Collateral and to describe the Collateral as all assets of Borrower of the kind pledged hereunder and which contain any other information required by the Code for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether Borrower is an organization, the type of organization and any organizational identification number issued to Borrower, if applicable. Any such financing statements may be filed at any time in any jurisdiction whether or not Revised Article 9 of the Code is then in effect in that jurisdiction. Borrower shall from time to time execute and deliver to Lender, at the request of Lender, all Collateral and other documents that Lender may reasonably request, in form reasonably satisfactory to Lender, to perfect and continue perfected Lender's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents. Borrower shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where Lender chooses to perfect its security interest in instruments, investment property or other similar Collateral by possession in addition to the filing of a financing statement. Where Collateral is in possession of a third party bailee, Borrower shall take such steps as Lender reasonably requests for Lender to (i) obtain an acknowledgment, in form and substance satisfactory to Lender, of the bailee that the bailee holds such Collateral for the benefit of Lender, (ii) obtain "control" of any Collateral consisting of investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such items and the term "control" are defined in Revised Article 9 of the Code) by causing the securities intermediary or depositary institution or issuing bank to execute a control agreement in form and substance satisfactory to Lender. Borrower will not create any chattel paper without placing a legend on the chattel paper acceptable to Lender indicating that Lender has a security interest in the chattel paper.

          4.3     Right  to  Inspect.  Lender  (through  any  of  its  officers,
                  ------------------
employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours but no more than twice a year (unless an Event of Default has occurred and is continuing), to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

     5.     REPRESENTATIONS AND WARRANTIES.
            ------------------------------

Borrower represents and warrants as follows:

          5.1     Due  Organization  and  Qualification.  Borrower  and  each
                  -------------------------------------
Subsidiary is a corporation duly existing under the laws of the Borrower State and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to so qualify would not reasonably be expected to cause a Material Adverse Effect.

          5.2     Due  Authorization; No Conflict.  The execution, delivery, and
                  -------------------------------
performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement by which Borrower is bound.


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Loan and Security Agreement          Page 3

Exhibit 4.1

          5.3     Intellectual  Property  Collateral.  The Borrower's knowledge,
                  ----------------------------------
Borrower is the sole owner of the Intellectual Property Collateral, except for licenses granted by Borrower to its customers in the ordinary course of business. To Borrower's knowledge, each of the Copyrights, Trademarks and Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part.

          5.4     Name;  Location  of Chief Executive Office.  Borrower does not
                  ------------------------------------------
conduct business under any name other than that specified on the signature page hereof, and its exact legal name is as set forth in the first paragraph of this Agreement. The chief executive office of Borrower is located in the Chief Executive Office State at the address indicated in Section 8 hereof.

          5.5     Litigation.  Except  as  set  forth  in the Borrower's filings
                  ----------
with the Securities and Exchange Commission, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which a likely adverse decision would reasonably be expected to have a Material Adverse Effect, or a material adverse effect on Borrower's interest or Lender's security interest in the Collateral.

          5.6     Solvency, Payment of Debts.  Borrower is able to pay its debts
                  --------------------------
(including trade debts) as they mature; the fair saleable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; and Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement.

          5.7     Compliance  with  Laws  and  Regulations.  Borrower  and  each
                  ----------------------------------------
Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System).

          5.8     Subsidiaries.  Borrower  does  not  own any stock, partnership
                  ------------
interest or other equity securities of any Person, except for Permitted Investments.

          5.9     Full  Disclosure.  No  representation,  warranty  or  other
                  ----------------
statement made by Borrower in any certificate or written statement furnished to Lender taken together with all such certificates and written statements furnished to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading, it being recognized by Lender that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

     6.     EVENTS OF DEFAULT.
            -----------------

Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

          6.1     Payment  Default.  If  Borrower  fails  to  pay  any  of  the
                  ----------------
Obligations when due and such failure shall continue unremedied for five (5) business days after such failure;

          6.2     Covenant  Default. If Borrower fails or neglects to perform or
                  -----------------
observe any other material term, provision, condition, covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Lender and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within 15 days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the 15 day period or cannot after diligent attempts by Borrower be cured within such 15 day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed 30 days) to attempt to cure such default, and within such reasonable time


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Loan and Security Agreement          Page 4
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Exhibit 4.1

period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made;

          6.3     Defective  Perfection.  If  Lender  shall  receive at any time
                  ---------------------
following the Closing Date an SOS Report indicating that except for Permitted Liens, Lender's security interest in the Collateral is not prior to all other security interests or Liens of record reflected in the report;

          6.4     Attachment.  If  any  material portion of Borrower's assets is
                  ----------
attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within 10 days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower;

          6.5     Insolvency.  If  Borrower  becomes  insolvent,  or  if  an
                  ----------
Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within 60 days; or

          6.6     Misrepresentations.  If  any  material  misrepresentation  or
                  ------------------
material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Lender by any Responsible Officer pursuant to this Agreement or to induce Lender to enter into this Agreement or any other Loan Document.

     7.     LENDER'S RIGHTS AND REMEDIES.
            ----------------------------

          7.1     Rights  and  Remedies.  Upon  the  occurrence  and  during the
                  ---------------------
continuance of an Event of Default, Lender may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

               (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 6.5, all Obligations shall become immediately due and payable without any action by Lender);

               (b) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Lender reasonably considers advisable;

               (c) Make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender as Lender may designate. Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Lender's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

               (d) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Lender is hereby granted a license or other right, solely pursuant to the provisions of this Section 7.1, to use, without charge, Borrower's labels, patents, copyrights,


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Loan and Security Agreement          Page 5

Exhibit 4.1

rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Lender's exercise of its rights under this Section 7.1, Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

               (e) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Lender deems appropriate. Lender may sell the Collateral without giving any warranties as to the Collateral. Lender may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Lender sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Lender, and applied to the indebtedness of the purchaser. If the purchaser fails to pay for the Collateral, Lender may resell the Collateral and Borrower shall be credited with the proceeds of the sale;

               (f)     Lender  may  credit  bid and purchase at any public sale;

               (g) Apply for the appointment of a receiver, trustee, liquidator or conservator of the Collateral, without notice and without regard to the adequacy of the security for the Obligations and without regard to the solvency of Borrower, any guarantor or any other Person liable for any of the Obligations; and

               (h) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

          7.2     Power  of  Attorney.  Effective  only  upon the occurrence and
                  -------------------
during the continuance of an Event of Default, Borrower hereby irrevocably appoints Lender (and any of Lender's designated officers, or employees) as Borrower's true and lawful attorney to: (a) endorse Borrower's name on any checks or other forms of payment or security that may come into Lender's possession; (b) dispose of any Collateral; (c) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; (d) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Lender determines to be reasonable; (e) to modify, in its sole discretion, any intellectual property security agreement entered into between Borrower and Lender without first obtaining Borrower's approval of or signature to such modification by amending exhibits thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Borrower no longer has or claims to have any right, title or interest; (f) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; and (g) to transfer the Intellectual Property Collateral into the name of Lender or a third party to the extent permitted under the Texas Uniform Commercial
Code; provided Lender may exercise such power of attorney to sign the name of Borrower on any of the documents described above regardless of whether an Event of Default has occurred. The appointment of Lender as Borrower's attorney in fact, and each and every one of Lender's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Lender's obligation to provide advances hereunder is terminated.

          7.3     Lender  Expenses.  If  Borrower  fails  to  pay any amounts or
                  ----------------
furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Lender may do any or all of the following after reasonable notice to Borrower: (a) make payment of the same or any part thereof; or (b) obtain and maintain insurance policies of the type discussed in this Agreement, and take any action with respect to such policies as Lender deems prudent. Any amounts so paid or deposited by Lender shall constitute Lender Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Lender shall not constitute an agreement


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Loan and Security Agreement          Page 6

Exhibit 4.1

by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement.

          7.4     Lender's  Liability  for Collateral.  Lender has no obligation
                  -----------------------------------
to clean up or otherwise prepare the Collateral for sale. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

          7.5     No  Obligation  to Pursue Others.  Lender has no obligation to
                  --------------------------------
attempt to satisfy the Obligations by collecting them from any other person liable for them and Lender may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting Lender's rights against Borrower. Borrower waives any right it may have to require Lender to pursue any other Person for any of the Obligations.

          7.6     Remedies  Cumulative.  Lender's rights and remedies under this
                  --------------------
Agreement, the Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it. No waiver by Lender shall be effective unless made in a written document signed on behalf of Lender and then shall be effective only in the specific instance and for the specific purpose for which it was given. Borrower expressly agrees that this Section 7.6 may not be waived or modified by Lender by course of performance, conduct, estoppel or otherwise.

          7.7     Demand;  Protest.  Borrower  waives demand, protest, notice of
                  ----------------
protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

     8.     NOTICES.
            -------

Unless otherwise provided in this Agreement or the other Loan Documents, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Lender, as the case may be, at its addresses set forth below:


          If  to  Borrower:        Citadel Security Software, Inc.
                                   5420 LBJ Freeway, Suite 1600
                                   Dallas, Texas 75240
                                   Attn: Richard Connelly
                                   FAX: (214) 520-9496


          If  to  Lender:          Lawrence Lacerte
                                   5950 Sherry Lane, Suite 900
                                   Dallas, Texas 75225
                                   FAX: (214) 346-7081

     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

     9.     CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.  This Agreement shall be
            -------------------------------------------
governed by, and construed in accordance with, the internal laws of the State of Texas, without regard to principles of conflicts of law. Each of Borrower and Lender hereby submits to the exclusive jurisdiction of the state and Federal

--------------------------------------------------------------------------------
Loan and Security Agreement          Page 7
Exhibit 4.1
courts located in the County of Dallas, State of Texas. LENDER AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT
THAT IT MAY BE WAIVED. EACH OF THEM, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY LENDER OR BORROWER, EXCEPT BY A WRITTEN
INSTRUMENT  EXECUTED  BY  EACH  OF  THEM.

     10.     GENERAL PROVISIONS.
             ------------------

          10.1     Successors  and Assigns.  This Agreement shall bind and inure
                   -----------------------
to the benefit of the respective successors and permitted assigns of each of the parties and shall bind all persons who become bound as a debtor to this Agreement; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Lender's prior written consent, which consent may be granted or withheld in Lender's sole discretion. Lender shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Lender's obligations, rights and benefits hereunder.

          10.2     Indemnification.  Borrower  shall  defend, indemnify and hold
                   ---------------
harmless Lender and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement, except for obligations, demands, claims and liabilities caused by Lender's gross negligence or willful misconduct; and (b) all losses or Lender Expenses in any way suffered, incurred, or paid by Lender, its officers, employees and agents as a result of or in any way arising out of, following, or consequential to transactions between Lender and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), INCLUDING ANY OBLIGATIONS, DEMANDS, CLAIMS, LIABILITIES AND LOSSES RESULTING FROM LENDER'S OWN NEGLIGENCE OR ARISING OUT OF ANY CLAIM OR THEORY OF STRICT LIABILITY, except for losses caused by Lender's gross negligence or willful misconduct.

          10.3     Time  of Essence.  Time is of the essence for the performance
                   ----------------
of  all  obligations  set  forth  in  this  Agreement.

          10.4     Severability of Provisions.  Each provision of this Agreement
                   --------------------------
shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          10.5     Amendments  in  Writing,  Integration.  All  amendments to or
                   -------------------------------------
terminations of this Agreement must be in writing. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

          10.6     Counterparts.  This  Agreement  may be executed in any number
                   ------------
of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

          10.7     Survival.  All covenants, representations and warranties made
                   --------
in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Lender with respect to the expenses, damages, losses, costs and liabilities described in Section 8.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Lender have run.

--------------------------------------------------------------------------------
Loan and Security Agreement          Page 8

Exhibit 4.1

          10.8     Confidentiality.  In  handling  any confidential information,
                   ---------------
Lender and all employees and agents of Lender shall exercise the same degree of care that Lender exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Lender in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Lender and (v) as Lender may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Lender when disclosed to Lender, or becomes part of the public domain after disclosure to Lender through no fault of Lender; or (b) is disclosed to Lender by a third party, provided Lender does not have actual knowledge that such third party is prohibited from disclosing such information.

     THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE  ARE  NO  UNWRITTEN  ORAL  AGREEMENTS  BETWEEN  THE  PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                            CITADEL SECURITY SOFTWARE INC.


                                            By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________


                                            LENDER


                                            ____________________________________
                                            Lawrence  Lacerte


--------------------------------------------------------------------------------
Loan and Security Agreement          Page 9

Exhibit 4.1

                                    EXHIBIT A
                                    ---------

DEFINITIONS

"Advance" means the cash advance under this Agreement.

"Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

"Borrower State" means Delaware, the state under whose laws Borrower is organized.

"Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

"Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of Texas are authorized or required to close.

"Capitalized Software" means all costs involved in the development, improvement or enhancement of new or existing proprietary software that are not expensed as incurred.

"Cash" means unrestricted cash and cash equivalents.

"Change in Control" shall mean a transaction in which any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such "person" or "group" to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction.

"Chief Executive Office State" means Texas, where Borrower's chief executive office is located.

"Closing Date" means the date of this Agreement.

"Code" means the Texas Uniform Commercial Code as amended or supplemented from time to time.

"Collateral"  means  the property described on Exhibit B attached hereto and all
                                               ---------
Intellectual  Property  Collateral  to  the  extent  not described on Exhibit B,
                                                                      ---------
except to the extent any such property (i) is nonassignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, the Code), or (ii) the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral.

"Collateral State" means the state or states where the Collateral is located, which is Texas.

"Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in


--------------------------------------------------------------------------------
Loan and Security Agreement          Page 1

Exhibit 4.1

respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

"Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

"Credit Extension" means each Advance or any other extension of credit by Lender to or for the benefit of Borrower hereunder.

"Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, undrawn Letters of Credit, if any.

"Deferred Maintenance Contract Revenue" means all amounts received in advance of performance under maintenance contracts and not yet recognized as revenue.

"Environmental Laws" means all laws, rules, regulations, orders and the like issued by any federal state, local foreign or other governmental or quasi-governmental authority or any agency pertaining to the environment or to any hazardous materials or wastes, toxic substances, flammable, explosive or radioactive materials, asbestos or other similar materials.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

"Event of Default" has the meaning assigned in Article 6.

"GAAP" means generally accepted accounting principles, consistently applied, as in effect from time to time.

"Indebtedness" means (without duplication) (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.

"Insolvency Proceeding" means any proceeding commenced by or against any Person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

"Intellectual Property Collateral" means all of Borrower's right, title, and interest in and to the following:

(a)  Copyrights,  Trademarks  and  Patents;

(b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held by Borrower;

(c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

(d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;


--------------------------------------------------------------------------------
Loan and Security Agreement          Page 2

Exhibit 4.1

(e) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(f) All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

(g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

"Investment" means any beneficial ownership of (including stock, partnership or limited liability company interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

"IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

"Lender Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses, whether generated in-house or by outside counsel) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Lender's reasonable attorneys' fees and expenses (whether generated in-house or by outside counsel) incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

"Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

"Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other document, instrument or agreement entered into between Borrower and Lender in connection with this Agreement, all as amended or extended from time to time.

"Material Adverse Effect" means a material adverse effect on (i) the business operations of Borrower that affects the financial condition of Borrower and its Subsidiaries taken as a whole or (ii) the financial condition of the Borrower and its Subsidiaries taken as a whole, or (iii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

"Obligations" means all debt, principal, interest, Lender Expenses and other amounts owed to Lender by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Lender may have obtained by assignment or otherwise.

"Patents" means all patents and patent applications issued or filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

"Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Lender pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Lender.

"Permitted Indebtedness" means:

(a) Indebtedness of Borrower in favor of Lender arising under this Agreement or any other Loan Document;

(b)  Indebtedness  existing  on  the  Closing  Date;

(c) Indebtedness of Borrower secured by a lien described in clause (c) of the defined term "Permitted Liens," provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness;

(d)  Subordinated  Debt;


--------------------------------------------------------------------------------
Loan and Security Agreement          Page 3

Exhibit 4.1

(e) Indebtedness to trade creditors incurred in the ordinary course of business;

(f) Indebtedness incurred in connection with any factoring or similar arrangements with respect to the Borrower's or any of its Subsidiaries' accounts receivable;

(g)  Preferred  Stock;  and

(h) Extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

"Permitted Investment" means:

(a)  Investments  existing  on  the  Closing  Date;

(b) (i) Marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor's Corporation or Moody's Investors Service, (iii) Lender's certificates of deposit maturing no more than one year from the date of investment therein, and (iv) Lender's money market accounts;

(c) Repurchases of stock from former employees or directors of Borrower under the terms of applicable repurchase agreements (i) in an aggregate amount not to exceed $100,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases, or (ii) in any amount where the consideration for the repurchase is the cancellation of indebtedness owed by such former employees to Borrower regardless of whether an Event of Default exists;

(d)  Investments  accepted  in  connection  with  Permitted  Transfers;

(e) Investments of Subsidiaries in or to other Subsidiaries or Borrower, and Investments by Borrower in Subsidiaries;

(f) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plan agreements approved by Borrower's Board of Directors;

(g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower's business;

(h) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (h) shall not apply to Investments of Borrower in any Subsidiary; and

(i) Joint ventures or strategic alliances in the ordinary course of Borrower's business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support.

"Permitted Liens" means the following:

(a) Any Liens existing on the Closing Date (including Liens to be satisfied with the proceeds of the Advance) or arising under this Agreement or the other Loan Documents;


--------------------------------------------------------------------------------
Loan and Security Agreement          Page 4

Exhibit 4.1

(b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which Borrower maintains adequate reserves, provided the same have no priority over any of Lender's security interests;

(c) Liens (i) upon or in any Equipment acquired, leased, or held by Borrower or any of its Subsidiaries to secure the purchase price of such, or lease payments with respect to, Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment, or (iii) upon or in any accounts receivable that are factored by the Borrower or any of its Subsidiaries;

(d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

(e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;

(f) Liens in favor of other financial institutions arising in connection with Borrower's deposit accounts held at such institutions, provided that Lender has a perfected security interest in the amounts held in such deposit accounts;

(g) Liens arising from, or evidenced by, precautionary UCC financing statements with respect to operating leases entered into the ordinary course of business, provided such financing statements cover only the equipment subject to such operating leases;

(h) Any assignment of right to receive income resulting from Borrower's licensing of software in the normal course of its business to distributors and resellers; and

(i) Other Liens not described above arising in the ordinary course of business and not having or not reasonably likely to have a Material Adverse Effect.

"Permitted Transfer" means the conveyance, sale, lease, transfer or disposition by Borrower or any Subsidiary of:

(a)  Inventory  in  the  ordinary  course  of  business;

(b) licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business;

(c) worn-out or obsolete Equipment not financed with the proceeds of Equipment Advances; or

(d) other assets of Borrower or its Subsidiaries which do not in the aggregate exceed $500,000 during any fiscal year.

"Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

"Preferred  Stock"  means  Borrower's  Preferred  Stock.

"Responsible Officer" means each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Controller of Borrower.


--------------------------------------------------------------------------------
Loan and Security Agreement          Page 5

Exhibit 4.1

"SOS Reports" means the official reports from the Secretaries of State of each Collateral State, Chief Executive Office State and the Borrower State and other applicable federal, state or local government offices identifying all current security interests filed in the Collateral and Liens of record as of the date of such report.

"Subordinated Debt" means any debt incurred by Borrower that is subordinated in writing to the debt owing by Borrower to Lender on terms reasonably acceptable to Lender (and identified as being such by Borrower and Lender).

"Subsidiary" means any corporation, partnership or limited liability company or joint venture in which (i) any general partnership interest or (ii) more than 50% of the stock, limited liability company interest or joint venture of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate.

"Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.


--------------------------------------------------------------------------------
Loan and Security Agreement          Page 6

DEBTOR                   CITADEL  SECURITY  SOFTWARE  INC.

SECURED  PARTY:          LAWRENCE  LACERTE

                                    EXHIBIT B
                                    ---------

COLLATERAL                        DESCRIPTION                         ATTACHMENT
TO LOAN AND SECURITY AGREEMENT

All assets (excluding accounts receivable), including without limitation, intellectual property of Borrower (herein referred to as "Borrower" or "Debtor") whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a) all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the foregoing, or any parts thereof or any underlying or component elements of any of the foregoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright;

(b) all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;

(c) all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee,
     (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and

(d) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the Texas Uniform Commercial Code, as amended or supplemented from time to time, including revised
     Article  9  of  the  Uniform  Commercial  Code-Secured  Transactions.

                                            EXHIBIT A to UCC Financing Statement
                                            ------------------------------------

Secured Party: Lawrence Lacerte

Debtor: CITADEL SECURITY SOFTWARE INC.

                        COLLATERAL DESCRIPTION ATTACHMENT
                         TO LOAN AND SECURITY AGREEMENT

All personal property (excluding accounts receivable) of Borrower (herein referred to as "Borrower" or "Debtor") whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a) all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the foregoing, or any parts thereof or any underlying or component elements of any of the foregoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright;

(b) all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;

(c) all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee,
     (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and

(d) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the Texas Uniform Commercial Code, as amended or supplemented from time to time, including revised
     Article  9  of  the  Uniform  Commercial  Code-Secured  Transactions.